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Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09505 and No. 333-83679) pertaining to the Nicollet Process Engineering, Inc. 1990 Stock Option Plan and the Nicollet Process Engineering, Inc. 1995 Amended and Restated Stock Incentive Plan of our report dated October 18, 1999, with respect to the financial statements of Nicollet Process Engineering, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 1999.

                      /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
December 10, 1999

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Consent of Independent Auditors